UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/17/2004

BJ Services Company

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-10570

DE	63-0084140
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5500 Northwest Central Drive

Houston, TX 77092

(Address of Principal Executive Offices, Including Zip Code)

713-895-5631

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2004, BJ Services Company (the "Company") granted to each of its non-employee directors shares of phantom stock and options to purchase shares of the Company's common stock. Also, on that date, the Company granted to certain of its executive officers performance units and options to purchase shares of common stock. The following table sets forth the names and titles of such directors and executive officers and the number of shares of phantom stock, performance units and options granted.
Name and Title	Number of Shares of Phantom Stock Granted	Number of Performance Units Granted*	Number of Options Granted
J. W. Stewart, Chairman of the Board, President and Chief Executive Officer	0	49,213	161,290
L. William Heiligbrodt, Director	4,000	0	8,000
John R. Huff, Director	4,000	0	8,000
Don D. Jordan, Director	4,000	0	8,000
Michael E. Patrick, Director	4,000	0	8,000
James L. Payne, Director	4,000	0	8,000
William H. White, Director	4,000	0	8,000
Kenneth A. Williams, Vice President and President -- U.S. Division	0	19,685	64,516
David Dunlap, Vice President and President -- International Division	0	14,764	48,387
Margaret B. Shannon, Vice President -- General Counsel	0	8,858	29,032
Mark Airola, Assistant General Counsel and Chief Compliance Officer	0	3,051	10,000
Susan Douget, Director of Human Resources	0	2,953	9,677
Mark Hoel, Vice President -- Technology and Logistics	0	8,858	29,032
Brian McCole, Controller	0	3,346	10,968
Jeffrey E. Smith, Treasurer	0	3,642	11,935

* Assumes 100% of the performance units are earned. The actual number of shares to be issued in connection with the performance units may be greater or less than the number listed in this table, per the terms of the letter agreement regarding performance units.

Each share of phantom stock represents the right to receive one share of the Company's common stock. The shares vest in one-third installments on the first, second and third anniversaries of the grant date. The shares were granted under the 2003 Incentive Plan and will be subject to letter agreements substantially in the form attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Performance units represent the right to receive shares of common stock, the number of which is determined by the Company's performance as measured against pre-established objectives. The performance units generally vest at the end of a three-year period, based on the Company's performance against such pre-established objectives. Each performance unit includes a tax gross-up. The performance units were issued under the 2000 Incentive Plan and will be subject to letter agreements substantially in the form attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Each option entitles the holder to purchase the specified number of shares of the Company's common stock at an exercise price of $46.22. The options vest in one-third installments on the first, second and third anniversaries of the grant date and expire on November 17, 2011. The options were granted under the 2000 Incentive Plan and will be subject to letter agreements substantially in the form attached hereto as Exhibit 10.3 (with respect to non-employee directors) or Exhibit 10.4 (with respect to executive officers), each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number Description of Exhibit

    Form of letter agreement regarding shares of phantom stock.
    Form of letter agreement regarding performance units.
    Form of letter agreement regarding options for non-employee directors.
    Form of letter agreement regarding options for executive officers.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.
BJ Services Company

	By:	/s/ Margaret Shannon
Margaret Shannon
Vice President, General Counsel and Secretary

Date: November 23, 2004